UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Jamf Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely communications related to the proposed transaction with Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), in which Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), will be merged with and into the Jamf Holding Corp., a Delaware Company (the “Company”), with the Company surviving as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 28, 2025 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub.

This Schedule 14A filing consists of an email from the Company's Chief Legal Officer provided to employees on December 10, 2025.

*   *   *

All Employee Email

Hi all, I wanted to provide a brief update on where we are in the process with Francisco Partners.

During our last update at TJR, we told you two things needed to happen for us to close this transaction:

•	First, shareholders need to vote to approve this deal; and
•	Second, regulators in multiple countries need to give us the green light to close the deal.

Both of these things need to happen before we can close so let’s look at those in turn.

Shareholder Approval:

•	By now you've likely seen that we filed the definitive proxy statement on December 10th [insert link to filing]
•	This document has all the required shareholder communication relating to the background of the merger and how we got here.
•	After you (along with all other shareholders) have considered those materials you can cast your vote on the deal.
•	On January 8, 2026 we will hold a special shareholder meeting to vote on approval of the transaction. More details will be available as we get closer to that date.

Regulatory Approval:

•	On this item simply know that we made required filings in several countries where the regulators will examine the proposed transaction.
•	While we do not currently anticipate any challenges to the transaction, this process does take time, especially when it is occurring during the holiday season, as is the case here.
•	Right now, we still expect to close the transaction during the first quarter of 2026. We will provide more precise updates on timing as we begin to get regulatory approvals.

If you have any questions about the deal, please continue to submit those to forwardlookingquestions@jamf.com

Thanks again for your patience as we continue to work our way through this process and for all that you do for Jamf.

- Jeff

Jeff Lendino

Chief Legal Officer

952.270.1003

Jeff.lendino@jamf.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding the proposed acquisition (the “Merger”) of Jamf Holding Corp. (“Jamf”) by Francisco Partners Management, L.P. (“Francisco Partners”), shareholder approvals, the expected timetable for completing the Merger, the expected benefits of the Merger, and any other statements regarding Jamf’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of Jamf’s shareholders in connection with the Merger; the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement governing the proposed transaction (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the Merger disrupts Jamf’s current plans and operations; the risk that certain restrictions during the pendency of the Merger may impact Jamf’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Merger could have adverse effects on the market price of Jamf’s common stock, credit ratings or operating results; the risk that the Merger and its announcement could have an adverse effect on the ability of Jamf to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers; the impact of adverse general and industry-specific economic and market conditions and reductions in IT spending, including uncertainty caused by economic downturns, supply chain disruptions, and volatility in the global trade environment including increased and proposed tariffs and potentially retaliatory trade regulations; and the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, including the effects of proposed or imposed tariffs that may apply to the production or components of Apple products, and failure of enterprises to adopt Apple products. Jamf can give no assurance that the conditions to the Merger will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by Jamf, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause Jamf’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause Jamf’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the headings “Item 1A. Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Jamf’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) and in Jamf’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other SEC filings made by Jamf. Jamf cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and, except as required by applicable law, Jamf does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This communication contains references to the proposed Merger involving Jamf and Francisco Partners. Jamf has filed a definitive proxy statement and a form of proxy card with the SEC in connection with the solicitation of proxies for the special meeting of Jamf’s shareholders (the “Definitive Proxy Statement”). This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by Jamf with the SEC.

Any vote in respect of resolutions to be proposed at Jamf’s shareholder meeting to approve the Merger or other responses in relation to the Merger should be made only on the basis of the information contained in the Definitive Proxy Statement. Jamf’s shareholders may obtain free copies of the Definitive Proxy Statement and other related documents filed by Jamf with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Jamf’s website at https://ir.jamf.com.

BEFORE MAKING ANY DECISION, JAMF SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE INTO THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Jamf and its directors and executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from Jamf’s shareholders in connection with the proposed transaction. Information regarding Jamf’s directors and executive officers is set forth under the captions “The Merger—Interests of Jamf’s Directors and Executive Officers in the Merger and “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement filed with the SEC on December 10, 2025; under the captions “Board of Directors and Corporate Governance,” “Proposal 1 — Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the definitive proxy statement for Jamf’s 2025 Annual Meeting of Shareholders, filed with the SEC on April 29, 2025, and in Jamf’s Current Reports on Form 8-K filed with the SEC on April 29, 2025, June 12, 2025, July 15, 2025, October 29, 2025 and October 30, 2025. To the extent holdings of Jamf’s securities by such directors or officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Jamf’s website at https://ir.jamf.com. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the special meeting of Jamf’s shareholders. These documents can be obtained free of charge from the sources indicated above.